Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-212643) and on Form S-8 (No. 333-213284) pretaining to 2015 share option plan of RADA Electronic Industries Ltd. of our report dated March 27, 2017, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2016.

Haifa, Israel	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer
March 27, 2017	A Member of Ernst & Young Global